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                                                                EXHIBIT 12

                       LORAL SPACE & COMMUNICATIONS LTD.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                         (IN THOUSANDS, EXCEPT RATIOS)
                                  (UNAUDITED)

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
                                                   SIX MONTHS
                                                     ENDED
                                                 JUNE 30, 1997
                                                 -------------
Earnings:
        Income before income taxes, minority
          interest and equity in net loss of
          affiliates...........................   $22,596
        Plus fixed charges.....................    27,371
        Less capitalized interest..............     9,023
                                                 --------
Earnings available to cover fixed charges......   $40,944
                                                 ========
Fixed charges..................................   $27,371
                                                 ========
Ratio of earnings to fixed charges.............      1.5x
                                                 ========
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